Exhibit 10.1
AutoZone, Inc.

Executive Deferred Compensation Plan

TABLE OF CONTENTS

ARTICLE I INTRODUCTION

1.1 Name of Plan.
1.2 Purposes of Plan.
1.3 "Top Hat" Pension Benefit Plan.
1.4 Funding.
1.5 Effective Date.
1.6 Administration.
ARTICLE II DEFINITIONS AND CONSTRUCTION
2.1 Definitions.
2.2 Number and Gender.
2.3 Headings.
ARTICLE III PARTICIPATION AND ELIGIBILITY
3.1 Participation.
3.2 Commencement of Participation.
3.3 Cessation of Active Participation.
ARTICLE IV DEFERRALS
4.1 Deferrals by Participants.
4.2 Effective Date of Executive Deferred Compensation Agreement.
4.3 Modification or Revocation of Election by Participant.
ARTICLE V DEFINED BENEFIT ACCRUALS
5.1 Defined Benefit Accruals.
5.2 Service Credit.
ARTICLE VI VESTING, DEFERRAL PERIODS
6.1 Vesting.
6.2 Deferral Periods.
ARTICLE VII ACCOUNTS AND ACCOUNT VALUATION
7.1 Establishment of Bookkeeping Accounts.
7.2 Subaccounts.
7.3 Hypothetical Nature of Accounts.
7.4 Account Valuation.
ARTICLE VIII PAYMENT OF ACCOUNT AND DEFINED BENEFIT ACCRUALS
8.1 Timing of Distribution of Benefits.
8.2  Adjustment for Investment Gains and Losses Upon Distribution.
8.3 Form of Payment or Payments.
8.4 Defined Benefit Accrual Payments.
8.5 Designation of Beneficiaries.
8.6 Unclaimed Benefits.
8.7 Hardship Withdrawals.
ARTICLE IX ADMINISTRATION
9.1  Administrative Committee.
9.2  General Powers of Administration.
9.3  Indemnification of Administrative Committee.
ARTICLE X DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION
10.1  Claims.
10.2  Claim Decision.
ARTICLE XI MISCELLANEOUS
11.1  Not Contract of Employment.
11.2  Non-Assignability of Benefits.
11.3  Withholding.
11.4  Amendment and Termination.
11.5  No Trust Created.
11.6   Unsecured General Creditor Status Of Employee.
11.7  Severability.
11.8  Governing Laws.
11.9  Binding Effect.
11.10 Entire Agreement.

ARTICLE I
INTRODUCTION

1.1     Name of Plan.

AutoZone, Inc. (the "Company") hereby amends and restates the AutoZone, Inc. Executive Deferred Compensation Plan (the "Plan").

1.2     Purposes of Plan.

The purposes of the Plan are to provide certain eligible employees of the Company the opportunity to defer elements of their compensation which might not otherwise be deferrable under other Company plans, including the AutoZone 401(k) Plan, and to receive the benefit of additions to their deferral comparable to those obtainable under the AutoZone 401(k) Plan in the absence of certain restrictions and limitations in the Internal Revenue Code.  In addition the Plan is intended to provide benefits in addition to those provided by the AutoZone, Inc. Pension Plan which are limited due to certain restrictions and limitations in the Internal Revenue Code.

1.3     "Top Hat" Pension Benefit Plan.

The Plan is an "employee pension benefit plan" within the meaning of ERISA.  The Plan is maintained, however, for a select group of management or highly compensated employees and, therefore, it is intended that the Plan is exempt from Parts 2, 3 and 4 of Title I of ERISA.  The Plan is not intended to qualify under Code section 401(a).

1.4     Funding.

The Plan is unfunded.  All benefits will be paid from the general assets of the Company.

1.5     Effective Date.

The amended and restated Plan is effective as of January 1, 2003.

1.6     Administration.

The Plan shall be administered by the Administrative Committee.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

2.1     Definitions.

For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless their context clearly requires a different meaning:

(a)     "Account" means the bookkeeping account maintained by the Company on behalf of each Participant pursuant to Article VI that is credited with Base Salary Deferrals and Bonus Deferrals made by the Company on behalf of each Participant pursuant to Article IV, and interest on such amounts as determined in accordance with Article VI. As of any Valuation Date, a Participant's Defined Contribution Benefit under the Plan shall be equal to the amount credited to his Account as of such date.

(b)     "Administrative Committee" means the Compensation Committee of the Board of Directors.

(c)     "Allocation Election" means a choice by a Participant of one or more Investment Options, and the allocation among them, in which future Participant deferrals and/or existing Account Balances are Deemed Invested for purposes of determining earnings in a particular subaccount.

(d)     "Allocation Election Form" means the form (or website screen) approved by the Administrative Committee on which the Participant makes an Allocation Election, Rebalances a subaccount, or elects a Transfer.
(e)     "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to Section 4.1 and (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under section 125 of the Code maintained by the Company.

(f)     "Base Salary Deferral" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Account pursuant to Section 4.1.

(g)     "Beneficiary" means the person or persons designated by the Participant in accordance with Section 7.4.

(h)     "Bonus Compensation" means the amount awarded to a Participant for a Plan Year under any bonus plan maintained by the Company.

(i)     "Bonus Deferral" means the amount of a Participant's Bonus Compensation which the Participant elects to have withheld on a pre-tax basis from his Bonus Compensation and credited to his account pursuant to Section 4.1.

(j)     "Change In Control" means the happening of any of the following events:
(i)     An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13 d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to Vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliated companies or (D) any acquisition of the Company by any corporation pursuant to a reorganization, merger, consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (1), and (2) of subsection (iii) of this Section 2.1(j) are satisfied; or

(ii)     Individuals who, as of the date hereof, constitute the Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)     Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger of consolidation, (1) all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv)     The approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or of such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) then beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.
(k)     "Code" means the Internal Revenue Code of 1986, as amended.

(l)     "Company" means AutoZone, Inc. and its direct and indirect subsidiaries, as designated from time to time by the Compensation Committee of the Board of Directors of AutoZone, Inc.

(m)     "Compensation" shall include only a Participant's Base Salary and Bonus Compensation. Severance Pay, expense reimbursements and non-cash compensation shall not be included.  Compensation shall not be limited by Code § 401(a)(17).

(n)     "Deemed Investment" or "Deemed Invested" shall mean the notional conversion of a dollar amount of deferred Compensation credited to a Participant's Accounts into shares or units (or a fraction of such measures of ownership, if applicable) of a designated investment (e.g. mutual fund or other investment) which is referred to by the Investment Option(s) selected by the Participant.  The conversion shall occur as if shares (or units) of the designated investment were being purchased (or sold, for a distribution) at the purchase price as of the close of business of the day on which the Deemed Investment occurs.  At no time shall a Participant have any real or beneficial ownership in the actual investment vehicle to which the Investment Option refers, irrespective of whether such a Deemed Investment is mirrored by an actual identical investment by the Employer or a trustee acting on behalf of the Employer.

(o)     "Deferral Period" means the period of time for which a Participant elects to defer receipt of the Base Salary Deferrals, and Bonus Deferrals credited to such Participant's Account and shall be either the Retirement Date, a period of years as specified in Section 5.2 or upon a Change In Control. Deferral Periods shall be measured on the basis of Plan Years, beginning with the Plan Year that commences immediately following the Plan Year for which the applicable Base Salary Deferrals, and Bonus Deferrals are credited to the Participant's Account.

(p)     "Defined Benefit Accrual" means the amounts accrued to a Participant pursuant to Article V.

(q)     "Defined Contribution Benefit" means the amounts accrued to a Participant pursuant to Article IV.

(r)     "Directors" means the Board of Directors of the Company.

(s)     "Effective Date" means January l, 2000.

(t)     "Employee" means any common-law employee of the Company.

(u)     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(v)     "Executive Deferred Compensation Agreement" means the written agreement entered into between the Company and a Participant pursuant to which the Participant elects the amount of Base Salary and/or his Bonus Compensation to be deferred into the Plan and the Deferral Period, and the form of payment for such amounts.

(w)     "401(k) Plan" means the AutoZone 401(k) Plan.

(x)     "Investment Option" shall mean an investment such as a mutual fund, life insurance subaccount, or other security approved by the Administrative committee for use in the Plan as part of an Investment Option menu, which a Participant may elect as a measuring device to determine Deemed Investment earnings (positive or negative) to be valued in the Participant's Account or subaccount.  The Participant has no real or beneficial ownership in any investment indicated by the elected Investment Options.

(y)     "Participant" means each Employee who has been selected for participation in the Plan and who has become a Participant pursuant to Article III.

(z)     "Pension Plan" means the AutoZone, Inc. Pension Plan.

(aa)     "Plan" means the AutoZone, Inc. Executive Deferred Compensation Plan, as amended from time to time.

(bb)     "Plan Year" means the twelve-consecutive month period commencing January 1 of each year ending on December 31.

(cc)     "Retirement Date" means the date the Participant is eligible for and retires under any qualified retirement plan maintained by the Company.

(dd)     "Transfer" means a partial Allocation Election with respect to a Participant's then existing subaccount where a Participant transfers a portion of the subaccount balance from one Investment Option to another.

(ee)     "Valuation Date" means the last business day of each calendar month and each special valuation date designated by the Administrative Committee.

2.2     Number and Gender.

Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

2.3     Headings.

The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

ARTICLE III
PARTICIPATION AND ELIGIBILITY

3.1     Participation.

Participants in the Plan are those Employees who satisfy all of the following conditions:  (a) are subject to the income tax laws of United States, (b) are determined by the Company to be members of a select group of highly compensated or management Employees of the Company, (c) are officers of the Company with the title of Vice-President or higher, and (d) are selected by the Administrative Committee, in its sole discretion, as Participants. The Administrative Committee shall notify each Participant of his selection as a Participant. Subject to the provisions of Section 3.3 a Participant shall remain eligible to continue participation in the Plan for each Plan Year following his initial year of participation in the Plan, provided the Participant continues to satisfy Sections 3.1(a), (b) and (c) above.

3.2     Commencement of Participation.

An Employee shall become a Participant effective as of the date the Administrative Committee determines, which date shall be on or after the date his Executive Deferred Compensation Agreement becomes effective. Newly eligible employees must make deferral elections during the first 30 days after becoming eligible.

3.3     Cessation of Active Participation.

Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be a Participant hereunder effective as of any date designated by the Administrative Committee.

ARTICLE IV
DEFERRALS

4.1     Deferrals by Participants.

At least thirty days preceding the first day of each Plan Year (or the remaining portion thereof for an Employee who commences participation in the Plan other than on the first day of a Plan Year), a Participant may file with the Administrative Committee an Executive Deferred Compensation Agreement pursuant to which such Participant elects to make Base Salary Deferrals and/or Bonus Deferrals.  The Participant's Base Salary Deferrals and Bonus Deferrals shall not exceed twenty-five percent (25%) of the Participant's Compensation.  Any such Participant election shall be subject to any maximum or minimum percentage or dollar amount limitations and to any other rules prescribed by the Administrative Committee in its sole discretion.  Base Salary Deferrals will be credited to the Account of each Participant as of the last day of each calendar month, provided that such Participant is an Employee on the last day of such calendar month.  A Participant whose employment terminates during the calendar month shall be paid the amount of his Base Salary Deferrals for such month in cash. Bonus Deferrals will be credited to the Account of each Participant as of the day of the month in which such Bonus Compensation otherwise would have been paid to the Participant in cash, provided that the Participant is an Employee on the payment date.

4.2     Effective Date of Executive Deferred Compensation Agreement.

A Participant's initial Executive Deferred Compensation Agreement shall be effective as of the first payroll period after the date the Participant commences participation in the Plan. Each subsequent Executive Deferred Compensation Agreement shall become effective on the first day of the Plan Year to which it relates. If a Participant fails to file a new Executive Compensation Agreement or revoke a prior Executive Compensation Agreement, the latest Executive Compensation Agreement on file with the Committee shall remain in effect for each Plan Year subsequent to its filing. If a Participant fails to complete an Executive Deferred Compensation Agreement on or before the date the Participant commences participation in the Plan or the first day of any Plan Year, and has no Executive Deferral Compensation Agreement in effect, the Participant shall be deemed to have elected not to make Base Salary Deferrals and/or Bonus Deferrals for such Plan Year (or remaining portion thereof if the Participant enters the Plan other than on the first day of a Plan Year).

4.3     Modification or Revocation of Election by Participant.

A Participant may not change the amount of his Base Salary Deferrals or Bonus Deferrals during a Plan Year.  However, a Participant may discontinue a Base Salary Deferral or Bonus Deferral election at any time by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe in its discretion, a revised Executive Deferred Compensation Agreement with the Administrative Committee.  If approved by the Administrative Committee, revocation shall take effect as of the first payroll period next following its filing.  A Participant who discontinues a Base Salary Deferral or Bonus Deferral election during a Plan Year will not be permitted to elect to make Base Salary Deferrals or Bonus Deferrals again until the next Plan Year.  Under no circumstances may a Participant's Executive Deferred Compensation Agreement be made, modified or revoked retroactively.  A Participant' s Executive Deferred Compensation Agreement shall remain in effect in the event of a Change in Control.

ARTICLE V
DEFINED BENEFIT ACCRUAL

5.1     Defined Benefit Accruals.

A Participant's Defined Benefit Accrual earned prior to January 1, 2003 shall be preserved.  No additional Defined Benefit Accrual shall be earned after December 31, 2002.

5.2     Service Credit.

The Administrative Committee shall determine the service to be credited to the Participant for purposes of calculating the Defined Benefit Accrual provided by Section 5.1 of this Plan.  Such service may only include service for the Company or service for a prior employer that is related or formerly related to the Company.

ARTICLE VI
VESTING, DEFERRAL PERIODS

6.1     Vesting.

A Participant shall be 100% vested in his Account and his Defined Benefit Accrual at all times.

6.2     Deferral Periods.

A Deferral Period may be for any period of five (5) years, or ten (10) years or any period of one (l) year or more after the Participant has completed one (l) year of participation, or more, and shall not end later than the year in which the Participant attains age 70. A Participant must specify on the Executive Deferred Compensation Agreement the Deferral Period for the Base Salary Deferrals, and Bonus Deferrals to be made to the Plan for the Plan Year (or the remaining portion thereof for a Participant who enters the Plan other than on the first day of a Plan Year) to which the Executive Deferred Compensation Agreement relates, subject to certain rules as determined by the Administrative Committee from time to time. A Participant may change an election of a Deferral Period at any time prior to the first day of the calendar year in which payments are to commence.

ARTICLE VII
ACCOUNTS AND ACCOUNT VALUATION

7.1     Establishment of Bookkeeping Accounts.

A separate bookkeeping account shall be maintained for each Participant. Such account shall be credited with the Participant's Base Salary Deferrals, and Bonus Deferrals, and earnings in accordance with Section 6.3.  A separate bookkeeping account shall also be maintained for each Participant's Defined Benefit Accrual, but shall not be adjusted for earnings.

7.2     Subaccounts.

Separate subaccounts shall be maintained to the extent necessary for the administration of the Plan. For example, it may be necessary to maintain separate subaccounts where the Participant has specified different Deferral Periods, methods of payment or investment directions with respect to Base Salary Deferrals, and Bonus Deferrals for different Plan Years.

7.3     Hypothetical Nature of Accounts.

The Accounts established under this Article VI shall be hypothetical in nature and shall be maintained for bookkeeping purposes only so that earnings on the Base Salary Deferrals, and Bonus Contributions made to the Plan can be credited. Neither the Plan nor any of the Accounts established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Directors, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other Person.

7.4     Account Valuation.

(a)  A Participant shall elect Investment Options from a list of Investment Options provided by the Administrative Committee.  The initial election shall be made on the Allocation Election Form approved by the Administrative Committee and shall specify the allocations among the Investment Options elected.  A Participant may make different Allocation Elections for each subaccount.  A Participant's Sub-Accounts shall be valued as the sum of the value of all Investment Options in which such subaccount is Deemed Invested minus any withdrawals or distributions from said subaccount.  Investment Options shall be utilized to determine the earnings attributable to the subaccount.  Election of Investment Options do not represent actual ownership of, or any ownership rights in or to, the actual funds to which the Investment Options refer, nor is the Company (or any other Participating Employer) in any way bound or directed to make actual investments corresponding to Deemed Investments.

(b)  The Administrative Committee, in its sole discretion shall be permitted to add or remove Investment Options provided that any such additions or removals of Investment Options shall not be effective with respect to any period prior to the effective date of such change.  Any unallocated portion of a Sub-Account or any unallocated portion of new deferrals shall be Deemed Invested in an Investment Option referring to a money market based fund or sub-account.

(c)  A Participant may make a new Allocation Election with respect to future Base Salary Deferrals and Bonus Contributions, and may Rebalance or Transfer funds in any of his or her Sub-Accounts, provided that such new allocations, Rebalances or Transfers shall be in increments of one percent (1%), and Rebalances and Transfers apply to the entire Sub-Account Balance.  New Allocation Elections, Rebalances, and Transfers may be made on any day, and will become effective as soon as administratively practicable.

(d)  Notwithstanding anything in this Section to the contrary, the Company shall have the sole and exclusive authority to invest any or all amounts deferred under the Plan in any manner, regardless of any Allocation Elections by any Participant.  A Participant's Allocation Election shall be used solely for purposes of determining the value of such Participant's Sub-Accounts and the amount of the corresponding liability of the Participating Employer in accordance with this Plan.

ARTICLE VIII
PAYMENT OF ACCOUNT AND DEFINED BENEFIT ACCRUALS

8.1     Timing of Distribution of Benefits.

Distribution of a Participant's Account shall be made or commence as soon as practicable following the date the Deferral Period for such amounts ends. Notwithstanding the foregoing, the Participant's entire Account shall be distributed to him (or his Beneficiary in the event of his death) as soon as practicable following the earliest to occur of the following: (i) the Participant's death; (ii) the Participant's permanent disability (as defined in the Company's long-term disability program; or (iii) the Participant's termination of employment.

8.2     Adjustment for Investment Gains and Losses Upon Distribution.

Upon a distribution pursuant to this Article VII, the balance of a Participant's Account shall be determined as of the Valuation Date immediately preceding the date of the distribution to be made and shall be adjusted for investment gains and losses which have accrued to the date of distribution but which have not been credited to his Account.

8.3     Form of Payment or Payments.

The Participant's Account shall be distributed in accordance with the form of payment elected by the Participant on the Executive Deferred Compensation Agreement to which such amounts relate. The form of payment with respect to amounts and the earnings credited thereon may be in any of the following forms:
(a)     In the event of distribution after the expiration of the Deferral Period, distribution may be made in a lump sum, or in installment payments for a period not to exceed fifteen years;

(b)     In the event of distribution after the Participant's death or permanent disability, distribution shall be made in a lump sum:

(c)     In the event of distribution after termination of employment other than by reason of death or disability, distribution shall be made in a lump sum if the value of the Participant's Account is Fifty Thousand Dollars ($50,000) or less, and shall be made as follows, if the Account exceeds Fifty Thousand Dollars ($50,000):
(i)     the sum of Fifty Thousand Dollars ($50,000) shall be distributed in a lump sum; and

(ii)     the remaining balance shall be distributed in annual installments of at least Five Thousand Dollars ($5,000) over a period of up to five (5) years.
Installment payments shall be paid annually on the first business day of January of each Plan Year as elected by the Participant on the Executive Deferred Compensation Agreement. Each installment payment shall be determined by multiplying the amounts to be distributed by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments to be made to Participant. Anything contained herein to the contrary notwithstanding, total distribution of a Participant's Account must be made by the date such Participant attains age 85.
Upon termination of a Participant's employment following a Change in Control (unless elected as a Deferral Period in the Executive Deferred Compensation Agreement), a Participant's Account shall be distributed as described in 8.3(c)(1) and (2) above in five (5) annual installments with the first installment payment commencing no later than ninety (90) days after the Participant's employment is terminated. However, such Participant or Beneficiary, as the case may be, may apply to the Administrative Committee for payment of installments over a shorter period of time, or for payment of the entire Account in a lump sum payment.

8.4     Defined Benefit Accrual Payments.

Payment of Defined Benefit Accruals shall be in the form elected by the Participant for payment of benefits under the Pension Plan.

8.5     Designation of Beneficiaries.

Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. A beneficiary designation shall be made by executing the beneficiary designation form prescribed by the Administrative Committee and filing the same with the Administrative Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. If no such designation is on file with the Administrative Committee at the time of the death of the Participant or such designation is not effective for any reason as determined by the Administrative Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be the Participant's surviving spouse, if any, or if none, the Participant's executor or administrator, or his heirs at law if there is no administration of such Participant's estate.

8.6     Unclaimed Benefits.

In the case of a benefit payable on behalf of such Participant, if the Administrative Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Administrative Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

8.7     Hardship Withdrawals.

A Participant may apply in writing to the Administrative Committee for, and the Administrative Committee may permit, a hardship withdrawal of all or any part of a Participant's Account if the Administrative Committee, in its sole discretion, determines that the Participant has incurred a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 1 52(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Administrative Committee, in its sole and absolute discretion. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Administrative Committee. The Administrative Committee may require a Participant who requests a hardship withdrawal to submit such evidence as the Administrative Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

ARTICLE IX
ADMINISTRATION

9.1     Administrative Committee.
The Plan shall be administered by an Administrative Committee appointed by the Board of Directors. The Administrative Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Administrative Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing.

9.2     General Powers of Administration.

The Administrative Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Administrative Committee shall have the duty and power to interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Administrative Committee may exercise the powers hereby granted in its sole and absolute discretion. No member of the Administrative Committee shall be personally liable for any actions taken by the Administrative Committee unless the member's action involves willful misconduct.

9.3     Indemnification of Administrative Committee.

The Company shall indemnify, hold harmless, and defend the members of the Administrative Committee against any and all claims, losses, damages, expenses, including attorney's fees, incurred by them, and any liability, including any amounts paid in settlement with their approval arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

ARTICLE X
DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION

10.1     Claims.

A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Administrative Committee, setting forth his claim, The request must be addressed to the Administrative Committee at the Company at its then principal place of business.

10.2     Claim Decision.

Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

ARTICLE XI
MISCELLANEOUS

11.1     Not Contract of Employment.

The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person.
Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

11.2     Non-Assignability of Benefits.

No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and nontransferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.

11.3     Withholding.

All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

11.4     Amendment and Termination.

The Company may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Participant with respect to amounts already allocated to his Account, or reduce the Participant's Defined Benefit Accruals accrued to the date of such amendment.  The Company may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his Beneficiary in a single cash lump sum, in full satisfaction of all such Participant's or Beneficiary's benefits hereunder.  The Participant's Defined Benefit Accruals shall be paid commencing coincident with the commencement of payment of benefits to the Participant, or the Participant's Beneficiary, by the Pension Plan.

11.5     No Trust Created.

Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Company and the Participant, his beneficiary, or any other person.

11.6     Unsecured General Creditor Status Of Employee.

The payments to Participant, his Beneficiary or any other distributee hereunder shall he made from assets which shall continue, for all purposes, to be a part of the, general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement.  The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant Beneficiary or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company: no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company.
In the event that, in its discretion, the Company purchases an insurance policy, or policies insuring the life of the Employee (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, Beneficiary or other distributee shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of the Company hereunder.

11.7     Severability.

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

11.8     Governing Laws.

All provisions of the Plan shall be construed and enforced in accordance with the laws of the State of Tennessee, and in the courts situated in that State.

11.9     Binding Effect.

This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and its successors and assigns.

11.10     Entire Agreement.

This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.
IN WITNESS WHEREOF, the Company has caused this Plan to be properly executed on the ___ day of _________, ____.

ATTEST: ______________________ Title: __________________	AUTOZONE, INC. By: ____________________ Title:____________________